UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 11, 2005

MOLECULAR IMAGING CORPORATION

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-27915	11-2787966
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9530 Towne Centre Drive, Suite #120

San Diego, California 92121

(Address of principal executive offices)

(858) 642-0032

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant

Peterson & Co., LLP (“Peterson”) resigned as the Company’s independent accountants effective January 18, 2005. Peterson’s written resignation to the Company states that such resignation was due to their inability to maintain their independence with the Company in accordance with the rules promulgated by the Public Companies Accounting Oversight Board and the Securities and Exchange Commission (the “Commission”). The Company engaged Mayer Hoffman McCann P.C. as its independent accountants effective January 24, 2005. The Audit Committee of the Board of Directors of the Company approved of the decision to change independent accountants.

The report of Peterson on the financial statements of the Company for the fiscal year ending June 30, 2004 was modified for an uncertainty as to the Company’s ability to continue as a going concern. The report of Peterson on the financial statements of the Company for the fiscal year ending June 30, 2003 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principle.

In connection with its audits of the Company for the two most recent fiscal years and through January 18, 2005, there were no disagreements with Peterson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Peterson, would have caused Peterson to make reference thereto in their report on the financial statements for such years.

The Company has furnished to Peterson the statements made in this Item 4.01. Peterson’s letter to the Commission dated February 11, 2005 regarding these statements is attached as an exhibit to this Form 8-K.

During the two most recent fiscal years and through January 24, 2005, the Company has not consulted with Mayer Hoffman McCann P.C. on any matter.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
16	Letter dated February 11, 2005 from Peterson to the Commission regarding a change in the certifying accountant of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOLECULAR IMAGING CORPORATION

Dated: February 11, 2005	By:	/s/ Dennis M. Mulroy
Dennis M. Mulroy, Chief Financial Officer